                                                                   EXHIBIT 10.13

                                                                  CONFORMED COPY











                            FOREIGN PLEDGE AGREEMENT

                                   dated as of


                                  April 4, 2002


                                      among

              Nortel Networks International Finance & Holding B.V.,


                 Nortel Communications Holdings (1997) Limited,

                             Nortel Networks AB

                                      and

                              JPMORGAN CHASE BANK,
                              as Collateral Agent

                               TABLE OF CONTENTS
                               ----- -- --------

                                                                               PAGE
                                                                               ----
SECTION 1. Definitions ..............................................           2
SECTION 2. Pledge of Equity Interests ...............................          13
SECTION 3. General Representations, Warranties and Covenants ........          14
SECTION 4. Additional Covenants .....................................          17
SECTION 5. Equity Interests .........................................          17
SECTION 6. Cash Collateral Accounts .................................          18
SECTION 7. Operation of Cash Collateral Accounts ....................          18
SECTION 8. Transfer of Record Ownership .............................          19
SECTION 9. Right to Vote Securities .................................          19
SECTION 10. Certain Cash Distributions ..............................          20
SECTION 11. Remedies Upon Event of Default or Specified Event of
        Default .....................................................          20
SECTION 12. Application of Proceeds .................................          21
SECTION 13. Fees and Expenses .......................................          24
SECTION 14. Authority to Administer Collateral ......................          25
SECTION 15. Limitation on Duty in Respect of Collateral .............          26
SECTION 16. General Provisions Concerning the Collateral Agent ......          26
SECTION 17. Termination of Pledges; Release of Collateral ...........          29
SECTION 18. Additional Lien Grantors ................................          30
SECTION 19. Additional Secured Obligations ..........................          30
SECTION 20. Notices .................................................          31
SECTION 21. No Implied Waivers; Remedies Not Exclusive ..............          32
SECTION 22. Successors and Assigns ..................................          32
SECTION 23. Amendments and Waivers ..................................          32
SECTION 24. Choice of Law ...........................................          33
SECTION 25. Judgement Currency ......................................          33
SECTION 26. Appointment of Agent for Service of Process .............          34
SECTION 27. WAIVER OF JURY DUTY .....................................          34
SECTION 28. Severability ............................................          35


SCHEDULES:

     SCHEDULE 1 Equity Interests in Material Subsidiaries Owned by Lien Grantors

EXHIBITS:

     EXHIBIT    A Pledge Agreement Supplement

                            FOREIGN PLEDGE AGREEMENT

         AGREEMENT dated as of April 4, 2002 among Nortel Networks
International Finance & Holding B.V., Nortel Communications Holdings (1997) Limited, a company incorporated under the laws of the Netherlands with corporate seat in Amsterdam, Nortel Networks AB and JPMORGAN CHASE BANK, as Collateral Agent (with its successors, the "COLLATERAL AGENT").

         WHEREAS, Nortel Networks Limited (with its successors, "NNL"), as borrower, certain financial institutions and J.P. Morgan Bank Canada, formerly known as The Chase Manhattan Bank successor by merger to the Morgan Guaranty Trust Company of New York, Toronto Branch, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNL 364-DAY AGREEMENT"); and

         WHEREAS, NNL, as borrower, certain financial institutions, Credit Suisse First Boston ("CSFB"), as Syndication Agent, and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York, Toronto Branch, as Administrative Agent are parties to a 5-Year Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNL 5-YEAR AGREEMENT"); and

         WHEREAS, NNI, as borrower, NNL, as guarantor, certain financial institutions, and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNI 364-DAY AGREEMENT"); and

         WHEREAS, NNI, as borrower, NNL, as guarantor, certain financial institutions and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York, as Administrative Agent, are parties to a 5-Year Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNI 5-YEAR AGREEMENT"); and

         WHEREAS, NNL, as borrower, certain financial institutions, CSFB, as Syndication Agent, and JPMorgan Chase Bank formerly known as The Chase Manhattan Bank, Toronto Branch, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of June 14, 2001 (as amended from time to time, the "2001 NNL 364-DAY AGREEMENT"); and

         WHEREAS, NNI, as borrower, NNL, as guarantor, certain financial institutions, CSFB, as Syndication Agent, and JPMorgan Chase Bank formerly known as The Chase Manhattan Bank, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of June 14, 2001 (as amended from time to time, the "2001 NNI 364-DAY AGREEMENT"); and

         WHEREAS, the parties hereto have agreed that this Agreement shall be in effect only during any Collateral Period (as defined below); and

         WHEREAS, pursuant to the 2001 NNL 364-Day Agreement and the 2001 NNI 364-Day Agreement (together, the "2001 364-DAY AGREEMENTS"), on the first day of any Collateral Period certain Material Subsidiaries (as defined below) of NNL are required to enter into a Foreign Pledge Agreement in the form hereof;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Definitions.

         (a) Definitions. The following terms, as used herein, have the following meanings:

         "ADDITIONAL COLLATERAL DATE" means the first date on which the failure to satisfy the Additional Collateral Requirement with respect to any Additional Subsidiary would constitute an Event of Default under any Credit Agreement.

         "ADDITIONAL COLLATERAL REQUIREMENT" means, with respect to any Additional Subsidiary, the requirement set forth in any Credit Agreement that either (x) any Equity Interest in such Additional Subsidiary owned by NNL or any Subsidiary of NNL be added to the collateral subject to a pledge agreement in form and substance reasonably satisfactory to the Collateral Agent or (y) such Additional Subsidiary deliver a Foreign Subsidiary Guarantee.

         "ADDITIONAL LIEN GRANTOR" means each Subsidiary of NNL that shall, at any time after the date hereof, become a "Lien Grantor" pursuant to Section 18.

         "ADDITIONAL SUBSIDIARY" means any Subsidiary formed or acquired on or after February 28, 2002 (1) which is a Material Subsidiary, (2) which is a Subsidiary of NNL, (3) which is not a Subsidiary of NNI, (4) which is not a U.S. Subsidiary and (5) with respect to which the Additional Collateral Requirement is required to be satisfied; provided that on and after the Refinancing Effective Date with respect to any Credit Agreement, "Additional Subsidiary" for the purpose of this Agreement will also include any Subsidiary formed or acquired on or after the Refinancing Effective Date with respect to which the Additional Collateral Requirement is required to be satisfied (for the avoidance of doubt, if with respect to any Subsidiary the Additional Collateral Requirement shall have been met pursuant to any Security Document other than the Pledge Documents, then such Subsidiary shall not be an Additional Subsidiary for the purpose hereof).

         "ASSET SALE" means any "Asset Sale" referred to in Section 5.13(g) of the 2001 364-Day Agreements; provided that, on and after the Refinancing Effective Date with respect to any Credit Agreement, "Asset Sale" for purposes of this Agreement will also include any "asset sale" (or similar term) as defined in any Replacement Agreement with respect to such Credit Agreement which is stated to constitute an Asset Sale for the purpose of this Agreement.

         "BANK TERMINATION DATE" means the first date on which all of the following conditions are satisfied: (i) all commitments to extend credit under any Credit Agreement shall have expired or been terminated, (ii) all Non-Contingent Secured Obligations arising under any of the Credit Agreements shall have been paid in full, and (iii) no Contingent Secured Obligation shall remain outstanding under any of the Credit Agreements, other than any indemnity claims that have not been asserted on or prior to such date.

         " BANKS" means the "Banks" under each of the Credit Agreements.

         "BONDS" means, collectively, the 2002 Notes, the 2003 Notes, the 2006 Notes, the 2006 NNCC Notes, the 2008 Notes, the 2023 Notes and the 2026 Notes.

         "BUSINESS DAY" means a day on which chartered banks are open for over-the-counter business New York and excludes Saturdays, Sundays and statutory holidays therein; provided that for the purpose of Section 3(f), "Business Day" shall mean a day on which chartered banks are open for over-the-counter business in New York, Ontario and the principal place of business of the applicable Lien Grantor and the applicable issuer of the Equity Interest being Pledged and excludes Saturdays, Sundays and statutory holidays therein

         "CANADIAN SECURITY AGREEMENT" means the Canadian guarantee and security agreement dated the date hereof among NNL, NNI, the Subsidiaries party thereto and JPMorgan Chase Bank, as Collateral Agent.

         " CANADIAN SUBSIDIARY" means, with respect to any Person, any Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of Canada or one of the Provinces or Territories of Canada.

         "CAPITAL MARKETS EVENT" has the meaning set forth in any Credit Agreement.

         " CASH COLLATERAL ACCOUNT" has the meaning specified in Section 6.

         "CASH DISTRIBUTIONS" means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

         "COLLATERAL" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Pledge Documents. When used with respect to a specific Lien Grantor, the term "Collateral" means any of the foregoing Collateral in which such Lien is granted or is purported to be granted by such Lien Grantor.

         "COLLATERAL PERIOD" means any period from and including the first day when the Debt Rating is lower than BBB- by S&P or Baa3 by Moody's to but excluding the first day when the Debt Rating is BBB (stable outlook) or higher by S&P and Baa2 (stable outlook) or higher by Moody's.

         "CONTINGENT SECURED OBLIGATION" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is: (i) an obligation under a Designated Hedging Agreement to make payments that cannot be quantified at such time, (ii) any other obligation (including any guarantee) that is contingent in nature at such time or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

         " CREDIT AGREEMENTS" means the NNI Credit Agreements and the NNL Credit Agreements.

         "DEBT RATING" means any rating by Moody's or S&P with respect to the senior unsecured non-credit enhanced long-term debt of NNL.

         "DESIGNATED BANK DEBT" means any indebtedness for borrowed money designated pursuant to (and in accordance with the terms of) (i) Section 19(b),
(ii) Section 22(c) of the U.S. Security Agreement or (iii) Section 21(c) of the Canadian Security Agreement.

         "DESIGNATED CAPITAL MARKETS DEBT" means any indebtedness constituting a Capital Markets Event designated pursuant to (and in accordance with the terms of) (i) Section 19(a), (ii) Section 22(b) of the U.S. Security Agreement or
(iii) Section 21(b) of the Canadian Security Agreement.

         "DESIGNATED HEDGING AGREEMENT" means any Hedging Agreement designated pursuant to (and in accordance with the terms of) (i) Section 21(a) of the Canadian Security Agreement or (ii) Section 22(a) of the U.S. Security Agreement.

         "DRAWDOWN DATE" means any date during any Collateral Period on which an extension of credit is made under either 2001 364-Day Agreement; provided that, on and after the Refinancing Effective Date with respect to any Credit Agreement, "Drawdown Date" for purposes of this Agreement will also include any date during any Collateral Period on which an extension of credit is made under the Replacement Agreement with respect to such Credit Agreement.

         "EQUITY INTEREST" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or (v) any warrant, option or other right to acquire any Equity Interest described in this definition.

         "EVENT OF DEFAULT" means an "Event of Default" under any Credit Agreement.

         "FOREIGN SUBSIDIARY GUARANTEE" means a guarantee in form and substance reasonably satisfactory to the Collateral Agent pursuant to which a Material Subsidiary of NNL guarantees, among other things, the obligations of NNL under the Loan Documents.

         "HEDGING AGREEMENT" means (i) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement and (ii) any hedging agreement in respect of common stock entered into in order to hedge exposure under stock option plans or other benefit plans for employees, directors or consultants of NNL and its Subsidiaries, but in each case only if such agreement or arrangement is entered into with a Bank or an affiliate thereof.

         " ILLIQUID COLLATERAL" means all Collateral other than the Liquid Collateral.

         "INDENTURE TRUSTEES" means (i) The Toronto-Dominion Bank Trust Company, as trustee under the 1988 Indenture, (ii) The Bank of New York, as trustee under the 1996 Indenture, (iii) Citibank, N.A., as trustee under the 2000 Indenture and (iv) Bankers Trust Company, as trustee under the 2001 Indenture and their respective successors in such capacity.

         "INDENTURES" means, collectively, the 1988 Indenture, the 1996 Indenture, the 2000 Indenture and the 2001 Indenture.

         "INVESTMENT GRADE DATE" means the first day when the Debt Rating is BBB (stable outlook) or higher by S&P and Baa2 (stable outlook) or higher by Moody's.

         "LIEN" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LIEN GRANTORS" means the parties listed on the signature pages hereto and the Additional Lien Grantors.

         "LIQUID COLLATERAL" means the (i) Cash Collateral Accounts and (ii) all Cash Distributions on the Pledged Equity Interests.

         "LIQUID INVESTMENT" means a Permitted Investment (other than commercial paper) that matures within 30 days after it is first included in the Collateral.

         "LOAN DOCUMENTS" means the Credit Agreements (including notes issued thereunder) and the Security Documents.

         "LLC INTEREST" means a membership interest or similar interest in a limited liability company.

         "MATERIAL SUBSIDIARY" has the meaning set forth in the 2001 NNL 364-Day Agreement.

         "MOODY'S" means Moody's Investors Service, Inc.

         "1988 INDENTURE" means the Indenture dated as of November 30, 1988 among NTL, the subsidiary guarantors party thereto and The Toronto-Dominion Bank Trust Company as trustee, as amended from time to time.

         "1996 INDENTURE" means the Indenture dated as of February 15, 1996 among NTL, the subsidiary guarantors party thereto and The Bank of New York as trustee, as amended from time to time.

         "NNC" means Nortel Networks Corporation, a Canadian corporation, and its successors.

         "NNFI HEDGING OBLIGATIONS" means (i) all obligations of NNFI under any Designated Hedging Agreement and (ii) any renewals or extensions thereof.

         "NNI BANK OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on any loan under, or any note issued pursuant to, any NNI Credit Agreement, (ii) all other amounts payable by NNI under any NNI Credit Agreement, (iii) all obligations of NNI under Section 2 of the U.S. Security Agreement and (iv) any renewals or extensions of any of the foregoing.

         "NNI CREDIT AGREEMENTS" means the 2000 NNI 364-Day Agreement, the 2000 NNI 5-Year Agreement and the 2001 NNI 364-Day Agreement.

         "NNI HEDGING OBLIGATIONS" means (i) all obligations of NNI under any Designated Hedging Agreement and (ii) any extensions as renewals thereof.

         "NNL BANK OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on any loan under, or any note issued pursuant to, any NNL Credit Agreement, (ii) all other amounts payable by NNL under any NNL Credit Agreement, (iii) all obligations of NNL under Article 9 of each NNI Credit Agreement and (iv) any renewals or extensions of any of the foregoing.

         "NNL BOND OBLIGATIONS" means all principal of and interest (including, without limitation, any Post-Petition Interest) on and other amounts payable under the 2002 Notes, the 2003 Notes, the 2006 Notes, the 2006 NNCC Notes, the 2008 Notes, the 2023 Notes and the 2026 Notes.

         "NNL COMPANIES" means, collectively, NNL, any of its Subsidiaries (including without limitation NNI and any NNI Subsidiaries) and their respective affiliates.

         "NNL CREDIT AGREEMENTS" means the 2000 NNL 364-Day Agreement, the 2000 NNL 5-Year Agreement and the 2001 NNL 364-Day Agreement.

         "NNL GUARANTEED OBLIGATIONS" means (i) the NNI Hedging Obligations,
(ii) the NNFI Hedging Obligations, (iii) the NNI Bank Obligations, (iv) any Designated Bank Debt and (v) any Designated Capital Markets Debt (other than Designated Capital Markets Debt of NNL).

         "NNL HEDGING OBLIGATIONS" means (i) all obligations of NNL under any Designated Hedging Agreement and (ii) any renewals or extensions thereof.

         "NNL SUBSIDIARY" means any Subsidiary of NNL other than NNI or any Subsidiary of NNI.

         "NON-CONTINGENT SECURED OBLIGATION" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

         "NTL" means Northern Telecom Limited, a Canadian corporation, and its successors.

         "PARTNERSHIP INTEREST" means a partnership interest, whether general or limited.

         " PERMITTED INVESTMENTS" means investments in:

         (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States or Canada, as the case may be), in each case maturing within one year from the date of acquisition thereof;

         (ii) commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P, Moody's or Dominion Bond Rating Services Limited;

         (iii) certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof or Canada which has a combined capital and surplus and undivided profits of at least $500,000,000;

         (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

         (v) any other investments made in compliance with Corporate Procedure No. 303.30 of NNC with respect to cash investments and safe custody arrangements, substantially as in effect on the Amendment No. 2 Effective Date (as defined in the 2001 NNL 364-Day Agreement).

         "PERMITTED LIENS" means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to each Credit Agreement.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLEDGE" means the Liens granted by the Lien Grantors under the Pledge Documents.

         "PLEDGE AGREEMENT SUPPLEMENT" means a Pledge Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to
Section 18 and/or adding additional property to the Collateral.

         "PLEDGE DOCUMENTS" means this Agreement, the Pledge Agreement Supplement, and all other supplemental or additional security agreements, control agreements or similar instruments required to be delivered hereunder.

         "PLEDGED", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time pursuant to the terms of this Agreement. For example, "Pledged Equity Interest" means an Equity Interest that is included in the Collateral at such time.

         "POST-PETITION INTEREST" means, with respect to any obligation of any Person, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of such

Person (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

         "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, exchange, assignment, or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to, or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral and any condemnation or requisition payments with respect to any Collateral.

         "RATIO" means, with respect to any Secured Bond Obligation, at any time, the ratio of (i) the principal amount of such Secured Bond Obligation to
(ii) the principal amount outstanding under the Credit Agreements at such time.

         "REFINANCING" means, with respect to any Credit Agreement, any renewal or extension thereof (including pursuant to an amendment and restatement or a replacement thereof).

         "REFINANCING EFFECTIVE DATE" means, with respect to any Credit Agreement, the first date on which a Refinancing thereof becomes effective.

         "REPLACEMENT AGREEMENT" means, with respect to any Credit Agreement, one or more credit agreements evidencing the Refinancing of such Credit Agreement, but only if each such credit agreement is designated as a "Replacement Agreement" for purposes of this Agreement by NNI or NNL, as the case may be.

         "REQUIRED SECURED BANKS" means, at any date, Included Banks at such date having at least 51% of the aggregate amount, without duplication, of (i) the "Commitments" under the applicable Credit Agreements and (ii) the aggregate unpaid principal amount of the "Loans" under the applicable Credit Agreements. "INCLUDED BANKS" means, at any date, the Banks party to either of the 2001 364-Day Agreements and, solely if such date occurs on or after the Refinancing Effective Date with respect to any Credit Agreement, the Banks party to the Replacement Agreement with respect to any Credit Agreement (subject to any exclusion set forth in such Credit Agreement or Replacement Agreement). Prior to the first Refinancing Effective Date, the Included Banks will be the Banks party to either 2001 364-Day Agreement and the "applicable Credit Agreements" for the purpose of clauses (i) and (ii) will be each of the 2001 364-Day Agreements.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SECURED AGREEMENT", when used with respect to any Secured Obligation of any Lien Grantor, refers to each instrument, agreement or other document that sets forth obligations of each Lien Grantor and/or rights of the holder with respect to such Secured Obligation.

         "SECURED BOND OBLIGATIONS" means, at any date, the NNL Bond Obligations and any Designated Capital Markets Debt containing provisions requiring that such Designated Capital Markets Debt be equally and ratably secured at such date with the debt under the Credit Agreements.

         "SECURED OBLIGATIONS" means (1) the NNL Bank Obligations, (2) the NNL Hedging Obligations, (3) the NNL Bond Obligations, (4) the NNL Guaranteed Obligations, (5) any Designated Capital Markets Debt and (6) any Designated Bank Debt.

         "SECURED PARTIES" means the holders from time to time of the Secured Obligations.

         "SECURITY DOCUMENTS" means this Agreement, the U.S. Security Agreement, the Canadian Security Agreement and all supplemental or additional security agreements, control agreements or similar instruments delivered pursuant thereto or pursuant to any NNL Credit Agreement or NNI Credit Agreement (other than any such agreement or instrument with respect to real property).

         "SPECIFIED EVENT OF DEFAULT" means an event described in Section 6.01(a), (f) or (g) of the Credit Agreements (or any corresponding provision of any Replacement Agreement), or any Event of Default caused by a breach of any financial or debt covenant contained in either 2001 364-Day Agreement; provided that, on and after the Refinancing Effective Date with respect to any Credit Agreement, "Specified Event of Default" for purposes of this Agreement will also include any event of default caused by a breach of any financial or debt covenant contained in any Replacement Agreement with respect to such Credit Agreement or any other event of default that is designated in such Replacement Agreement as a "Specified Event of Default" for purposes of this Agreement.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of NNL.

         "TOTAL COLLATERAL" means the "Collateral" as defined in any Credit Agreement (assuming, for this purpose, that Collateral includes all "Foreign Subsidiary Guarantees" as defined in any Credit Agreement, in effect at the time of determination).

         "TRANSACTION LIENS" means the Liens granted by the "Lien Grantors" under, and as defined in, any of the Security Documents.

         "2000 INDENTURE" means the Indenture dated as of December 15, 2000 among NNL, Nortel Networks Capital Corporation and Citibank N.A. as trustee, as amended from time to time.

         "2001 INDENTURE" means the Indenture dated as of August 15, 2001 among NNC, NNL, as guarantor, and The Bankers Trust Company, as trustee, as amended from time to time.

         "2002 NOTES" means the 6 7/8% Notes due 2002 issued by NTL pursuant to the 1988 Indenture.

         "2003 NOTES" means the 6% Notes due 2003 issued by NTL pursuant to the 1988 Indenture.

         "2006 NOTES" means the 6.125% Notes due 2006 issued by NNL pursuant to the 2000 Indenture.

         "2006 NNCC NOTES" means the 7.40% Notes due 2006 issued by NTL pursuant to the 1996 Indenture.

         "2008 NOTES" means the 4.25% Convertible Senior Notes due 2008 issued by NNC and guaranteed by NNL pursuant to the 2001 Indenture.

         "2023 NOTES" means the 6 7/8% Notes due 2023 issued by NTL pursuant to the 1988 Indenture.

         "2026 NOTES" means the 7.875% Notes due 2026 issued by Northern Telecom Capital Corporation and guaranteed by NTL pursuant to the 1996 Indenture.

         "U.S. SECURITY AGREEMENT" means the U.S. Guarantee and Security Agreement dated as of the date hereof among NNL, NNI, the Subsidiaries party thereto, JPMorgan Chase Bank, as Collateral Agent.

         "U.S. SUBSIDIARY" means, with respect to any Person, any Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of the United States or any State thereof.

          (b) Special provision with respect to Refinancings. On and after the Refinancing Effective Date with respect to any Credit Agreement, any reference herein to such Credit Agreement (including for the avoidance of doubt any reference to "2000 NNI 364-Day Agreement", "2000 NNI 5-Year Agreement", "2001 NNI 364-Day Agreement", "2000 NNL 364-Day Agreement", "2000 NNL 5-Year Agreement" or the "2001 NNL 364-Day Agreement") shall be deemed to be a reference to the Replacement Agreement with respect thereto.

          (c) Terms Generally. The definitions of terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word "PROPERTY" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 2. Pledge of Equity Interests. (a) Each Lien Grantor, in order to secure its Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties, effective on the first day of any Collateral Period, a continuing security interest in all the following property of such Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located:

                   (i) all Equity Interests in any Subsidiary held directly by such Lien Grantor and all of its rights and privileges with respect thereto, and all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto;

                  (ii) such Lien Grantor's ownership interest in its Cash Collateral Account and all cash held therein from time to time; and

                  (iii) all Proceeds of the Collateral described in the foregoing clauses (i) and (ii);

provided that the following property shall be excluded from the foregoing security interests: (A) any Equity Interests held by a Lien Grantor in any Subsidiary that is a Subsidiary of NNI, (B) any Equity Interests held by a Lien Grantor in any Subsidiary that is a U.S. Subsidiary or a Canadian Subsidiary,
(C) any Equity Interests held by a Lien Grantor in any Subsidiary that is not a Material Subsidiary, (D) any Equity Interest held in any Additional Subsidiary prior to the applicable Additional Collateral Date and (E) any Equity Interest held in any Subsidiary that is party to a Foreign Subsidiary Guarantee which is in full force and effect (x) on the first day of the Collateral Period or (y) solely with respect to any Additional Subsidiary, on the applicable Additional Collateral Date. The security interests granted by each Lien Grantor pursuant to this Section 2(a) shall terminate in accordance with Section 17.

          (b) The Pledges are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

         SECTION 3. General Representations, Warranties and Covenants. Each Lien Grantor represents and warrants, at the times set forth below, and covenants, where indicated below, as follows.

          (a) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that, at such time, such Lien Grantor is a corporation duly organized and validly existing under the laws of its jurisdiction of organization of which such Lien Grantor shall on or prior to such time have given written notice to the Collateral Agent.

          (b) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period, that Schedule 1 lists all Pledged Equity Interests owned by such Lien Grantor on the date of delivery of Schedule 1 and held directly by such Lien Grantor (i.e., not through a Subsidiary, a securities intermediary or any other Person).

          (c) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period, that all Pledged Equity Interests owned by such Lien Grantor at such time are owned by it free and clear of any Lien other than (i) the

Transaction Liens and (ii) any tax liens, judgment liens, put/call arrangements and Liens existing on the date of this Agreement that are Permitted Liens. Each Lien Grantor covenants that it will cause all Pledged Equity Interests owned by such Lien Grantor from time to time to be owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any tax liens, judgment liens, put/call arrangements and Liens existing on the date of this Agreement that are Permitted Liens. Such Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that all shares of capital stock included in such Pledged Equity Interests owned by such Lien Grantor have been duly authorized and validly issued and are fully paid and non-assessable. Such Lien Grantor covenants that it will ensure that none of the Pledged Equity Interests owned by such Lien Grantor are subject to any option to purchase or similar right of any Person. Such Lien Grantor covenants that it will not become a party to or otherwise bound by any agreement (except the Credit Agreements, the Security Documents and the Indentures) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest owned by such Lien Grantor.

          (d) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that at each such time, (i) no financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, financing change statements, mortgages or other similar or equivalent documents with respect to Permitted Liens and (ii) no Collateral owned by such Lien Grantor is in the possession or under the control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

          (e) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period, that, when the actions which are required to be taken in order to create and perfect a Pledge (and make the Pledge enforceable against the Lien Grantor and third parties) with respect to any Collateral, as disclosed in writing to the Collateral Agent or its counsel on or prior to such date by any NNL Company or its counsel, have been taken, then at such time such Pledge
(i) will have been validly created, (ii) attaches to each item of such Collateral on such date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date), (iii) when so attached, will secure all the Secured Obligations of such Lien Grantor and (iv) will constitute a perfected security interest in such Collateral owned by such Lien Grantor prior to all Liens and rights of others therein, except Permitted Liens.

          (f) Each Lien Grantor represents and warrants, on each Drawdown Date, that on such date the Pledges (i) have been validly created, (ii) attached to each item of such Collateral on such date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date), (iii) when so attached, secure all the Secured Obligations of such Lien Grantor and (iv) will constitute a perfected security interests in the Collateral owned by such Lien Grantor prior to all Liens and rights of others therein, except Permitted Liens; provided that (i) if this representation and warranty shall not be true on any Drawdown Date with respect to any Equity Interests as a result of the Collateral Agent not performing in a timely manner its obligations under Section 5(c) with respect to such Equity Interests prior to such Drawdown Date, the representation with respect to such Equity Interests shall be deemed required to be made not on such Drawdown Date but on the fifteenth Business Day following compliance by the Collateral Agent with such Section with respect to such Equity Interests and
(ii) if the Collateral Agent shall have determined in its good faith discretion that creating or perfecting a security interest in any Collateral (making such security interest enforceable against the Lien Grantor and third parties) by such Drawdown Date is impossible, impracticable or unreasonably burdensome, the Collateral Agent may, in its good faith discretion, consent to a waiver of compliance with this representation and warranty on such Drawdown Date (which waiver (x) may at the option of the Collateral Agent be limited in duration, (y) shall in any event be granted and shall be of unlimited duration if such Collateral is De Minimus Collateral). "DE MINIMUS COLLATERAL" means, at any Drawdown Date, any Equity Interests so long as such Equity Interests, together with all other Equity Interests that are proposed to constitute "De Minimus Collateral" on such Drawdown Date, constitute the Equity Interests of Persons that (together with their consolidated subsidiaries, without duplication) in the aggregate have consolidated revenues that are less than [5]% of the consolidated revenues of NNL and its Subsidiaries, as set forth in the most recent audited consolidated financial statements of NNL and its consolidated subsidiaries delivered to the Banks or made publicly available. Without limiting any other obligations of any Lien Grantor set forth in this Agreement, each Lien Grantor agrees that it will use its commercially reasonable efforts to ensure that the Pledges with respect to any Equity Interests that constitute De Minimus Collateral are validly created and perfected (made enforceable against the Lien Grantor and third parties).

          (g) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that except as disclosed in writing to the Collateral Agent or its counsel on or prior to such date by any NNL Company or its counsel, no registration, recordation or filing with or consent or approval of any governmental body, agency or official is required in connection with the execution or delivery of the Pledge Documents or is necessary for the validity or enforceability thereof or for the perfection or, if necessary or desirable under applicable law, the due recordation of the Pledges granted by such Lien Grantor or for the enforcement of the Pledges granted by such Lien Grantor (it being understood that any disposition of Collateral is subject to applicable securities laws).

          (h) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that, at such time, no Pledged Equity Interest is held through a securities intermediary.

          (i) Each Lien Grantor represents and warrants that, on the first day of the first Collateral Period and on each Drawdown Date, no Equity Interest in any Subsidiary of such Lien Grantor which is (1) a Material Subsidiary, (2) not a Subsidiary of NNI, (3) not a Canadian Subsidiary, (4) not a U.S. Subsidiary and (5) not party to a Foreign Subsidiary Guarantee which is in full force and effect on such date, is directly held by any NNL Company other than a Lien Grantor or a "Lien Grantor" as defined any Security Document pursuant to which such "Lien Grantor" has granted a lien (subject to the exceptions, if any, set forth in and to the extent required by such Security Documents) on all of the Equity Interests it holds in such Subsidiary.

         SECTION 4. Additional Covenants. Each Lien Grantor covenants that such Lien Grantor will not effect any Asset Sale with respect to any Collateral if at any such time a Specified Event of Default has occurred and is continuing.

         SECTION 5. Equity Interests. Each Lien Grantor represents and warrants, at the times set forth below, and each Lien Grantor and, with respect to Section 5(c) only, the Collateral Agent, covenants, where indicated below, as follows:

          (a) Certificated Securities. On the first day of the first Collateral Period and on each Drawdown Date, such Lien Grantor represents and warrants that, as of such date, such Lien Grantor has delivered to the Collateral Agent as Collateral hereunder all certificates representing any Pledged Equity Interest ("PLEDGED CERTIFICATED SECURITIES") owned as of such date by such Lien Grantor. Such Lien Grantor covenants that whenever such Lien Grantor acquires any certificate representing a Pledged Certificated Security described in the immediately preceding sentence, such Lien Grantor will as promptly as practicable deliver such certificate to the Collateral Agent as Collateral hereunder.

          (b) Delivery of Pledged Certificates. Each Lien Grantor covenants that all Pledged Certificates, when delivered to the Collateral Agent, will be in form and substance reasonably satisfactory to the Collateral Agent.

          (c) Further Assurances. Each Lien Grantor authorizes the Collateral Agent to execute and file financing statements, financing change statements or continuation statements under the Uniform Commercial Code applicable in any relevant U.S. jurisdiction or under the Personal Property Security Act as applicable in any relevant Canadian jurisdiction, and agrees that it shall pay the reasonable costs thereof or incidental thereto. The Lien Grantor covenants that it will, and authorizes the Collateral Agent to, at the Lien Grantor's expense and in such manner and form as the Collateral Agent may reasonably require, execute, deliver, file and record any financing statement, instrument of assignment or other paper and take all other action and enter into such other agreements that may be necessary or desirable or that the Collateral Agent may reasonably request, in order to create, preserve, perfect or validate any Pledge or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. Upon the request of any Lien Grantor and receipt by the Collateral Agent of evidence reasonably satisfactory to it of the need for such action, the Collateral Agent shall deliver to such Lien Grantor any stock certificates evidencing any Pledged Equity Interests for the sole purpose of creating or perfecting the Pledge with respect thereto.

         SECTION 6. Cash Collateral Accounts. (a) If and when required for purposes hereof, the Collateral Agent will establish with respect to each Lien Grantor an account (its "CASH COLLATERAL ACCOUNT"), in the name and under the exclusive control of the Collateral Agent, subject to Section 6(d).

          (b) The Collateral Agent shall deposit the following amounts, as and when received by it, in each Lien Grantor's Cash Collateral Account: (i) each Cash Distribution required by Section 10 to be deposited therein (ii) and each amount realized or otherwise received by the Collateral Agent with respect to assets of such Lien Grantor upon any exercise of remedies pursuant to any Pledge Document upon the occurrence and during the continuance of (x) with respect to Illiquid Collateral, an Event of Default and (y) with respect to Liquid Collateral, a Specified Event of Default.

          (c) The Collateral Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in each Cash Collateral Account from time to time pursuant to Section 6(b).

          (d) Unless (x) an Event of Default shall have occurred and be continuing and the Required Secured Banks shall have instructed the Collateral Agent to stop withdrawing amounts from the Cash Collateral Accounts pursuant to this subsection 6(d) or (y) the maturity of any of the Bonds or the indebtedness outstanding under the Credit Agreements shall have been accelerated, any Cash Distributions or other amounts deposited in the Cash Collateral Account shall, at the relevant Lien Grantor's request, (A) be withdrawn and applied to pay Secured Obligations that are then due and payable or (B) if no Event of Default has occurred and is continuing, be withdrawn and returned to such Lien Grantor.

         SECTION 7. Operation of Cash Collateral Accounts. (a) All Cash Distributions received with respect to Permitted Investments held in a Cash Collateral Account shall be deposited therein promptly upon receipt thereof.

          (b) So long as no Specified Event of Default shall have occurred and be continuing, funds held in any Cash Collateral Account may, until withdrawn, be invested and reinvested in Permitted Investments; provided that if a Specified Event of Default shall have occurred and be continuing, the Collateral Agent may select such Permitted Investments.

          (c) If a Specified Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain all cash and investments then held in any Cash Collateral Account, (ii) liquidate any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 12.

          (d) If a Specified Event of Default shall have occurred and be continuing, and immediately available cash on deposit in any Cash Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Cash Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

         SECTION 8. Transfer of Record Ownership. (a) To the maximum extent permitted by applicable law, any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Certificated Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Promptly upon sending any such direction, the Collateral Agent will notify each relevant Lien Grantor thereof, and from time to time thereafter such Lien Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this subsection 8(a).

         (b) Communications after Transfer of Record Ownership. The Collateral Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Certificated Securities registered in the name of the Collateral Agent or its nominee.

         SECTION 9. Right to Vote Securities. (a) Unless an Event of Default shall have occurred and be continuing, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Equity Interest owned by it and the Collateral Agent will, upon receiving a written request from such Lien Grantor, promptly deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Equity Interest that is registered in the name of the Collateral Agent or its nominee, or documents certifying that the Pledged Certificated securities are deposited with the Collateral Agent, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent will have no right to take any action which the owner of a Pledged security, Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

          (b) If an Event of Default shall have occurred and be continuing, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged security, Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to Pledged Equity Interests, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

         SECTION 10. Certain Cash Distributions. Cash Distributions with respect to Permitted Investments held in a Cash Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 6 and Section
7. If a Specified Event of Default shall have occurred and be continuing, Cash Distributions (other than amounts less than $3,000,000) with respect to any Pledged Equity Interest (whether held in the name of a Lien Grantor or in the name of the Collateral Agent or its nominee) shall be deposited, as soon as practicable upon receipt thereof, in a "Pledged Deposit Account" (as defined in the Canadian Security Agreement) of the relevant Lien Grantor if such account exists at such time and if not in a Cash Collateral Account (provided that if the Collateral Agent has not established at such time a Cash Collateral Account with respect to such Lien Grantor, such Lien Grantor shall be required to deposit such Cash Distributions as soon as practicable after such an account is established), and, if applicable, applied in accordance with the prepayment provisions of the 2001 364-Day Agreements and any other applicable Credit Agreements.

         SECTION 11. Remedies Upon Event of Default or Specified Event of Default. If (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and be continuing, or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Pledge Documents with respect to Illiquid Collateral and Liquid Collateral, respectively. Without limiting the generality of the foregoing, if (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and be continuing or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised, but subject to mandatory provisions of applicable law in such jurisdiction) and under the laws of the jurisdiction of enforcement with respect to any Illiquid Collateral and Liquid Collateral, as applicable, and, in addition, the Collateral Agent may, to the maximum extent permitted by applicable law, if a Specified Event of Default shall have occurred and be continuing, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, may withdraw all cash held in the Cash Collateral Accounts and apply such cash as provided in Section 12 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, take possession of, sell, or otherwise dispose of (x) if an Event of Default has occurred and is continuing, the Illiquid Collateral or any part thereof and (y) if a Specified Event of Default shall have occurred and be continuing, the Liquid Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor as required by Section 14.

         SECTION 12. Application of Proceeds. (a) The Collateral Agent may (i) if a Specified Event of Default shall have occurred and be continuing, apply any cash held in the Cash Collateral Accounts and (ii) if (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and be continuing or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and be continuing, apply the proceeds of any sale or other disposition of all or any part of the Illiquid Collateral or Liquid Collateral, as applicable, in the following order of priorities:

                  (1) to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the

                  Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to
                  Section 13 or any amounts owing to any Indenture Trustee under
                  (x) Section 5.05 of each of the 1988 Indenture, the 1996 Indenture and the 2000 Indenture and (y) Section 6.10 of the 2001 Indenture;

                  (2) to pay the due and unpaid principal, face amount or termination amount of the Secured Obligations ratably, on the basis of the principal or face amount of such Secured Obligations (or, with respect to Contingent Secured Obligations, provide for the payment thereof pursuant to
                  Section 12(b)), until payment in full of the principal of all Secured Obligations shall have been made (or, with respect to Contingent Secured Obligations, so provided for);

                  (3) to pay ratably the due and unpaid interest accrued on the Secured Obligations in accordance with the provisions of the applicable Secured Agreement, as applicable;

                  (4) to pay all other due and unpaid Secured Obligations and all due and unpaid commitment fees and participation fees under each Credit Agreement ratably (or, with respect to Contingent Secured Obligations, provide for the payment thereof pursuant to Section 12(b)), until payment in full of all such other Secured Obligations and fees shall have been made (or, with respect to Contingent Secured Obligations, so provided for); and

                  (5) to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by any Lien Grantor and any proceeds thereof shall be applied pursuant to the foregoing clauses (1), (2), (3) and (4) of this
Section 12(a) to the Secured Obligations of such Lien Grantor only up to an aggregate amount equal to the largest amount that would not render such application of Collateral or proceeds thereof invalid or unenforceable under any laws applicable to such Lien Grantor. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          (b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 12(b), be payable pursuant to Section 12(a) in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead (x) notify the holder of such Contingent Secured Obligation and (y) with respect to the holder of such Contingent Secured Obligations excluding the holder of any Secured Bond Obligation, request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation (excluding the holder of any Secured Bond Obligation) does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, or if such holder is the holder of any Secured Bond Obligation (regardless of whether such holder has provided any notice to the Collateral Agent), the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies and invest such monies in Liquid Investments. All such monies and Liquid Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 12(b) rather than Section 12(a). The Collateral Agent will hold all such monies and Liquid Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of
Section 12(a) (i.e., clause (2) or (4)) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 12(a). If
(i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 12(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 12(a).

         (c) With respect to any Secured Bond Obligation, whether or not a Contingent Secured Obligation, including, without limitation, the principal outstanding of and interest on such Secured Bond Obligation, an amount (the "DETERMINED AMOUNT") with respect to such Secured Bond Obligation shall be required to be paid or held by the Collateral Agent with respect to each of Sections 12(a)(1), 12(a)(3) and 12(a)(4) (each, a "LEVEL") equal to (x) the Ratio multiplied by (y) the sum of (A) the proceeds of any sale or other disposition of Collateral that are, in fact, being applied by the Collateral Agent to amounts owed under the Credit Agreements at the applicable Level, plus
(B) the proceeds of such Collateral proposed to be held by the Collateral Agent pursuant to Section 12(b) to cover the Contingent Secured Obligations relating to the Credit Agreements at such Level in accordance with Section 12(b). Notwithstanding the foregoing, if the amount to be applied to the Secured Bond Obligations at any Level would be greater if the Ratio were calculated by reference to a Secured Obligation (other than the principal under the Credit Agreements) that constitutes "Funded Debt" under any Indenture, such Secured Obligation shall be used in order to determine the amount to be applied to the Secured Bond Obligations at such Level. Section 12 of this Agreement (including this Section 12(c)) is intended to comply with the equal and ratable negative pledge provisions of the Indentures and shall be construed to give effect to such intention. The Collateral Agent shall be obligated to offer to pay to the relevant Indenture Trustee any portion of the Determined Amounts that are, in fact, due and payable at such time as such Determined Amounts are calculated, and the Collateral Agent shall deposit any remaining portion of such Determined Amounts and any amounts not accepted by the relevant Indenture Trustee in a segregated account solely for the benefit of the holders of the relevant Secured Bond Obligation (and all amounts on deposit in such account shall be invested in Liquid Investments).

          (d) In making the payments and allocations required by this Section 12, the Collateral Agent may rely upon information supplied to it pursuant to
Section 16(f). All distributions made by the Collateral Agent pursuant to this
Section 12 shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

          SECTION 13. Fees and Expenses. Each Lien Grantor will forthwith upon demand pay to the Collateral Agent: (a) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon; (b) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (i) the administration or enforcement of the Security Documents, including such reasonable out-of-pocket expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (ii) the collection, sale or other disposition of any Collateral or (iii) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents; (c) the amount of any fees that any Lien Grantor shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement and
(d) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and out-of-pocket expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Section 15 and Section 16). Any such amount not paid to the Collateral Agent as soon as practicable will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the highest rate applicable to the base rate loans under the Credit Agreements. If any transfer tax, documentary stamp tax, withholding tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Lien Grantors will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

         SECTION 14. Authority to Administer Collateral. Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at such Lien Grantor's expense, to the extent permitted by law to exercise, at any time and from time to time while (x) an Event of Default with respect to Illiquid Collateral and (y) a Specified Event of Default with respect to Liquid Collateral shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor's Collateral:

         (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

         (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

          (c) to sell or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof; and

         (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto,

provided that, except in the case of Collateral that threatens to decline speedily in value or is of a type customarily sold on a recognized market (as to which only such notice (if any) as is required to be given by mandatory provision of applicable law shall be given), the Collateral Agent will give the relevant Lien Grantor at least ten days' prior written notice (or such longer period of notice as shall be required by mandatory provision of applicable law) of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall comply with the provisions of applicable law.

         SECTION 15. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee selected by it in good faith or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

         SECTION 16. General Provisions Concerning the Collateral Agent. (a) Authority. The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

          (b) Rights and Powers as a Secured Party. The bank serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such bank and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any NNL Company as if it were not the Collateral Agent hereunder.

         (c) Limited Duties and Responsibilities. The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein. Without limiting the generality of the foregoing,

(i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Secured Banks (or such other number or percentage of the Banks as shall be necessary under the relevant circumstances), and (iii) except as expressly set forth in the Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any NNL Company that is communicated to or obtained by the bank serving as Collateral Agent or any of its affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Secured Banks or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents, in either case absent its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by any Lien Grantor or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith other than by it, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in any Security Document.

          (d) Authority to Rely on Certain Writings, Statements and Advice. The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for any NNL Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. The Collateral Agent may rely conclusively on advice from the applicable Indenture Trustee as to whether at any time the maturity of any Bonds has been accelerated.

          (e) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it in good faith. The Collateral Agent and any such subagent may perform any of its duties and exercise any of its rights and powers through its directors, officers, employees and agents (the "RELATED PARTIES"). The exculpatory provisions of Section 15 and this Section 16 shall apply to any such sub-agent.

          (f) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Banks, their Secured Obligations and actions taken by them, (ii) the relevant Indenture Trustee for information as to the Secured Obligations outstanding under any Indenture and actions taken by the holders thereof, (iii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources and (iv) NNL or NNI, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

          (g) The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

          (h) Resignation; Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection 16(h), the Collateral Agent may resign at any time by notifying the Banks and NNL. Upon any such resignation, the Required Secured Banks shall have the right to appoint a successor Collateral Agent reasonably acceptable to NNL. If no successor shall have been so appointed by the Required Secured Banks and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent reasonably acceptable to NNL which shall be a bank with an office in New York, New York or Toronto, Ontario, or an affiliate of any such bank. Upon acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by NNL to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by NNL and such successor. After the Collateral Agent's resignation hereunder, the provisions of this
Section 16 and Section 15 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

         SECTION 17.  Termination of Pledges; Release of Collateral.

          (a) The Pledges granted by each Lien Grantor shall terminate on the earlier of (i) any Investment Grade Date and (ii) the Bank Termination Date.

          (b) On the first day on which a Foreign Subsidiary Guarantee is in full force and effect with respect to a Material Subsidiary, any Pledge with respect to any Equity Interest held in such Material Subsidiary will cease immediately without any action by the Collateral Agent or any other Secured Party.

          (c) Concurrently with any sale, exchange, assignment or other disposition by any Lien Grantor of the Collateral permitted by the Credit Agreements and not expressly prohibited by this Agreement, the Pledge of the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party.

          (d) Upon any Collateral of any Lien Grantor consisting of cash, cash equivalents or Permitted Investments becoming the subject of a hedging transaction permitted under the terms of the Credit Agreements, the Pledge thereof (but not in any Proceeds of such Lien Grantor's rights under such hedging transaction) will cease immediately without any action by the Collateral Agent or any other Secured Party; provided that, if the transaction pursuant to which such Collateral becoming the subject of a hedging transaction is an Asset Sale no Specified Event of Default shall have occurred and be continuing.

          (e) Upon any Collateral of any Lien Grantor consisting of securities subject to a put/call arrangement permitted by the terms of the Credit Agreements being transferred to any person other than another Lien Grantor as a result of the exercise of such put/call arrangement, the Pledge thereof (but not in any Proceeds of such transfer) will cease immediately without any action by the Collateral Agent or any other Secured Party; provided that, if the transaction pursuant to which such Collateral being so transferred is an Asset Sale no Specified Event of Default shall have occurred and be continuing.

          (f) In addition to the foregoing, at any time before the Pledges terminate, the Collateral Agent may (i) release any Collateral (but not all or any substantial part of the Total Collateral) with the prior written consent of the Required Secured Banks, (ii) release all or any substantial part of the Total Collateral with the prior written consent of all the Banks under the 2001 364-Day Agreements and, if such release is to occur on or after the Refinancing Effective Date with respect to any Credit Agreement, all the Banks under the Replacement Agreement with respect to such Credit Agreement (subject to any exclusion set forth in such Credit Agreement) or (iii) amend this Agreement so that the Secured Obligations of any Lien Grantor excludes the obligations under any Credit Agreement with the prior written consent of all Banks party to such Credit Agreement.

          (g) Upon any termination of a Pledge or release of Collateral, or change in the Secured Obligations of any Lien Grantor, the Collateral Agent will promptly, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Pledge or the release of such Collateral, or change in the Secured Obligations, as the case may be, and shall deliver to such Lien Grantor any documents or instruments, including without limitation stock certificates, evidencing any Collateral no longer subject to any Pledge.

         SECTION 18. Additional Lien Grantors. Any Person may become a party hereto by signing and delivering to the Collateral Agent a Pledge Agreement Supplement, whereupon such Person shall become a "Lien Grantor" as defined herein. Any Subsidiary which is (1) a Subsidiary of NNL, (2) not a Subsidiary of NNI, (3) not a U.S. Subsidiary and (4) not a Canadian Subsidiary shall become a "Lien Grantor" hereunder if required to do so by the provisions of any of the Credit Agreement.

         SECTION 19. Additional Secured Obligations. (a) Any Lien Grantor may from time to time designate any indebtedness constituting a Capital Markets Event as an additional Secured Obligation by delivering to the Collateral Agent a certificate signed by a financial officer that (i) identifies such indebtedness and the material terms thereof and (ii) states that the obligations thereunder are designated as Secured Obligations; provided that no such designation shall be effective unless and until, and solely to the extent that, the commitments under the Credit Agreements shall have been reduced and the loans outstanding thereunder shall have been repaid, in each case to the extent required by the terms of the Credit

Agreements as a result of such Capital Markets Event ; provided further that if a designation of indebtedness constituting a Capital Markets Event shall have been made pursuant to (and in accordance with the terms of) (x) Section 22(b) of the U.S. Security Agreement or (y) Section 21(b) of the Canadian Security Agreement, then such designated indebtedness shall constitute a Secured Obligation of each Lien Grantor without any further action on the part of any Lien Grantor.

          (b) Any Lien Grantor that is a Material Subsidiary of NNL may from time to time designate any indebtedness for borrowed money (other than indebtedness constituting a Capital Markets Event) owed by any Material Subsidiary of NNL or NNI to any Bank or any wholly-owned subsidiary of any Bank or any other financial institution and outstanding on December 20, 2001 or incurred pursuant to a commitment to extend credit in effect on such date or any extensions, renewals, replacements and refinancings thereof as an additional Secured Obligation by delivering to the Collateral Agent a certificate signed by a financial officer that (i) identifies such indebtedness and the material terms thereof and (ii) states that the obligations thereunder are designated as Secured Obligations; provided that the aggregate amount of indebtedness (without duplication) designated as "Designated Bank Debt" under this Agreement and any other security or guarantee document entered into by NNL, NNI and their Material Subsidiaries for the benefit of the Secured Parties will not exceed $300,000,000 in aggregate principal amount; provided further that if a designation of indebtedness for borrowed money shall have been made pursuant to (and in accordance with the terms of) (x) Section 22(c) of the U.S. Security Agreement or (y) Section 21(c) of the Canadian Security Agreement, then such designated indebtedness shall constitute a Secured Obligation of each Lien Grantor without any further action on the part of any Lien Grantor.

         SECTION 20. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (a) when hand delivered or sent by courier to such party at its address specified below, (b) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (c) ten days after being sent to such party by certified or registered Canada or United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

                  (i) in the case of any Lien Grantor listed on the signature pages hereof:

                           C/O Nortel Networks Limited
                           8200 Dixie Road, Suite 100
                           Brampton, ON
                           L6T 5P6 Attention: Corporate Secretary
                           Facsimile: 905-863-8386
                           MS: 036/NO/230

                  (ii) in the case of any other Lien Grantor, its address, facsimile number or e-mail address set forth in its first Pledge Agreement Supplement;

                 (iii) in the case of the Collateral Agent:

                           JPMorgan Chase Bank
                           270 Park Avenue
                           New York, NY 10017
                           Attention: Gloria Javier
                           Facsimile: 212-552-5700
                           E-mail: gloria.javier@jpmorgan.com

                 (iv) in the case of any other Secured Party, to the Collateral Agent to be forwarded to such Secured Party at its address or facsimile number or e-mail address, if any, specified in or pursuant to the relevant Secured Agreement.

         Any party may change its address, facsimile number and/or e-mail address for purposes of this Section 20 by giving notice of such change to the Collateral Agent and the Lien Grantors in the manner specified above.

         SECTION 21. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Pledge Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

         SECTION 22. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred in accordance with the transfer provisions applicable thereto, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

         SECTION 23. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of the Required Secured Banks; provided that any such agreement that effects a release of any Collateral or amends the definition of Secured Obligations shall be made in accordance with Section 17(f). No such waiver, amendment or modification shall affect the rights of a Secured Party (other than a Bank) hereunder more adversely than it affects the comparable rights of the Bank hereunder, without the consent of such Secured Party.

         SECTION 24. Choice of Law. (a) This Agreement (including the Pledge thereby created) shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law.

          (b) Each Lien Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement against the any Lien Grantor or its properties in the courts of any jurisdiction.

          (c) Each Lien Grantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

         SECTION 25. Judgement Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Lien Grantor hereunder or under any of the Secured Agreements in the currency expressed to be payable herein or therein (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the Specified Currency with such other currency at the Collateral Agent's New York office on the Domestic Business Day, as hereinafter defined, preceding that on which final judgment is given. The obligations of each Lien Grantor in respect of any sum due to any Bank or the Collateral Agent hereunder or under any of the Secured Agreements shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Collateral Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Collateral Agent (as the case may be) may in accordance with normal banking procedures purchase such Specified Currency with such other currency; if the amount of Specified Currency so purchased is less than the sum originally due to such Bank or the Collateral Agent, as the case may be, in the Specified Currency, each Lien Grantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Collateral Agent, as the case may be, against such loss and if the amount of Specified Currency so purchased by the Collateral Agent exceeds the sum due to the Collateral Agent, as the case may be, the Collateral Agent shall remit such excess to the Lien Grantor. For the purposes of this section, "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday, or other day on which commercial banks in New York City are required or authorized by law to close.

         SECTION 26. Appointment of Agent for Service of Process. (a) Each Lien Grantor hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, CT Corporation System at its offices currently located at 111 8th Avenue, New York, New York 10011 to accept and acknowledge for and on behalf of such Lien Grantor service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in The State of New York.

          (b) In lieu of service upon its agent, each Lien Grantor consents to process being served in any suit, action or proceeding relating hereto by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to its address designated pursuant to Section 20. Each Lien Grantor agrees that such service (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and
(2) shall, to the fullest
extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.

          (c) Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         SECTION 27. WAIVER OF JURY DUTY. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY PLEDGE DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 28. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and
(b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      NORTEL NETWORKS INTERNATIONAL
                                      FINANCE & HOLDINGS B.V.

                                      By:/s/ Rob
                                         ---------------------------------------
                                      Title: Authorized Signatory


                                      NORTEL NETWORKS COMMUNICATIONS
                                      HOLDINGS (1997) LIMITED


                                      By:/s/ G. Pugh
                                         ---------------------------------------
                                      Title: Director


                                      NORTEL NETWORKS AB


                                      By:/s/ Henrik Holm
                                         ---------------------------------------
                                      Title: Finance & Control


                                      JPMORGAN CHASE BANK,
                                      as Collateral Agent


                                      By: /s/ William E. Rottino, CFA
                                         ---------------------------------------
                                          Title: Vice President

                                   SCHEDULE 1
                PLEDGED EQUITY INTERESTS IN MATERIAL SUBSIDIARIES
                             OWNED BY LIEN GRANTORS
                             (AS OF THE DATE HEREOF)


                         JURISDICTION                                                         NUMBER OF
                              OF                    OWNER OF                  PERCENTAGE      SHARES OR
     ISSUER              ORGANIZATION             EQUITY INTEREST               OWNED           UNITS
     ------              ------------             ---------------               -----           -----
Nortel Networks N.V.       Belgium          Nortel Networks International       99.99%         89,999
                                            Finance & Holding B.V.


Nortel Networks S.p.A.     Italy            Nortel Networks International       100%           4,000,000
                                            Finance & Holding B.V.

Nortel Communications      Israel           Nortel Networks International       99.97%         9,999
Holdings (1997) Limited                     Finance & Holding B.V.

                                            Nortel Networks International       0.01%          1
                                            Finance & Holding B.V.

Nortel Networks            Israel           Nortel Communications               100%           22,900
Communications (Israel)                     Holdings (1997) Limited
Limited

Nortel Networks (Austria)  Austria          Nortel Networks International       100%           1
GmbH                                        Finance & Holding B.V.

Nortel Networks            Norway           Nortel Networks International       100%           1,650
(Scandinavia) AS                            Finance & Holding B.V.

Nortel Networks AB         Sweden           Nortel Networks International       100%           1,000
                                            Finance & Holding B.V.

Nortel Networks AG         Switzerland      Nortel Networks International       100%           220
                                            Finance & Holding B.V.

Nortel Networks            Slovak Republic  Nortel Networks International       100%           [non-
Slovensko, s.r.o.                           Finance & Holding B.V.                             participation
                                                                                               interest]

Nortel Networks            Finland          Nortel Networks AB                  100%           100
Oy

Nortel Networks Polsk Sp   Poland           Nortel Networks International       100%           160,000
Z.O.O.                                      Finance & Holding B.V.



                                    S-1 - 1

                                                                       EXHIBIT A
                                                             TO PLEDGE AGREEMENT
                          PLEDGE AGREEMENT SUPPLEMENT

         PLEDGE AGREEMENT SUPPLEMENT dated as of [the date of execution if such date occurs during a Collateral Period and otherwise on the first day of the first Collateral Period following execution] between [NAME OF LIEN GRANTOR] (the "LIEN GRANTOR") and JPMORGAN CHASE BANK, as Collateral Agent.

         WHEREAS, [________] and JPMorgan Chase Bank, as Collateral Agent, are parties to a Foreign Pledge Agreement dated as of [the first day of the Collateral Period] (as heretofore amended and/or supplemented, the "PLEDGE AGREEMENT");

         WHEREAS, [name of Lien Grantor] desires to become [is] a party to the Pledge Agreement as a Lien Grantor thereunder; and

         WHEREAS, terms defined in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. Pledge of Equity Interest. (a) In order to secure the Secured Obligations, the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties, effective on [ the date hereof (if such date occurs during a Collateral Period) and otherwise on the first day of any Collateral Period following execution hereof] a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "NEW COLLATERAL"):

         [describe property being added to the Collateral]

         The security interests granted by the Lien Grantor pursuant hereto shall terminate in accordance with Section 17 of the Pledge Agreement.

          (b) The foregoing Pledges are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

           2. Delivery of Collateral. On [the date of execution hereof if such date occurs during a Collateral Period and otherwise on the first day of the first Collateral Period following execution hereof] and on each Drawdown Date the Lien Grantor has complied with the provisions of either Section 5 or Section 8(a) (as applicable) of the Pledge Agreement with respect to Pledged Equity Interests, in each case if and to the extent included in the New Collateral at such time.

           3. Party to Pledge Agreement. Upon delivering this Pledge Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the Pledge Agreement and will thereafter have all the rights and obligations of a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.

         4. Address of Lien Grantor. The address, facsimile number and e-mail address of the Lien Grantor for purposes of Section 20(ii) of the Pledge Agreement are:

         [address, facsimile number and e-mail address of Lien Grantor]

          5. Representations and Warranties.1 (a) The Lien Grantor represents and warrants, on [the date of execution hereof if such date occurs during a Collateral Period and otherwise on the first day of the first Collateral Period following execution hereof] and on each Drawdown Date, that on such date it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization, of which the Lien Grantor has on or prior to such time given prior written notice to the Collateral Agent.

          (b) The Lien Grantor represents and warrants, on [the date of execution hereof if such date occurs during a Collateral Period and otherwise on the first day of the first Collateral Period following the execution hereof] that execution and delivery of this Pledge Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Pledge Agreement as supplemented hereby (i) are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, (ii) except as disclosed in writing to the

-----------------------
         1 Modify as needed if the Lien Grantor is not a corporation.

Collateral Agent or its counsel on or prior to such date by any NNL Company or its counsel, require no action by or in respect of, or filing with, any governmental body, agency or official other than filings for perfection of Pledges on the New Collateral and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it except, with respect to (ii) and
(iii) above, any such action, filing or contravention which would not have a material adverse affect on the ability of the Lien Grantor to perform its obligations under this Pledge Agreement Supplement or the Pledge Agreement.

          (c) The Lien Grantor represents and warrants on [the date of execution hereof if such date occurs during a Collateral Period and otherwise on the first day of the first Collateral Period following the execution hereof] that on such date the Pledge Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by and subject to applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and general principles of equity.

          (d) Each of the representations and warranties set forth in Sections 3 and 5 of the Pledge Agreement is true as applied to the Lien Grantor and the New Collateral on the date specified therein. For purposes of the foregoing sentence, references in said Sections to a "Lien Grantor" shall be deemed to refer to the Lien Grantor, references to "Schedules" to the Pledge Agreement shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement, references to "Collateral" shall be deemed to refer to the New Collateral, and the Collateral Period shall be deemed to have commenced on the date of execution hereof if such date occurs during a Collateral Period and otherwise on the first day of the first Collateral Period following execution hereof.

         6. Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         [NAME OF LIEN GRANTOR]


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          JPMORGAN CHASE BANK,
                                          as Collateral Agent


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                                                  CONFORMED COPY

                         SUPPLEMENTING PLEDGE AGREEMENT


This SUPPLEMENTING PLEDGE AGREEMENT dated as of April 4, 2002 (the "SUPPLEMENT") was executed between:

NORTEL NETWORKS INTERNATIONAL FINANCE & HOLDING B.V., a company organized and existing under the law of the Netherlands (the "LIEN GRANTOR")

and

JPMORGAN CHASE BANK, a bank organized and existing under the law of the State of New York, acting in the name and on behalf of the Secured Parties (the "COLLATERAL AGENT").


WHEREAS, the Lien Grantor and JPMorgan Chase Bank, as Collateral Agent, are parties to a Foreign Pledge Agreement (as heretofore amended and/or supplemented, the "PLEDGE AGREEMENT");

WHEREAS, the Lien Grantor desires to comply to its obligations of a Lien Grantor under the Pledge Agreement and to comply with the provisions of the Polish law.

WHEREAS, terms defined in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THERFORE, in consideration of the foregoing, in order to secure the Secured Obligations with a pledge established under Article 327 and foregoing of the Polish Civil Code, the Parties hereto agree as follows:

 1.      Pledge of Shares.

         (a) In order to secure the Secured Obligations, the Lien Grantor grants to the Collateral Agent, acting in the name and on behalf of the Secured Parties, a pledge on [160,000] shares of a nominal value PLN [100] per share, owned by the Lien Grantor (the "SHARES") in the limited liability company Nortel Networks (Polska) Sp. z o.o. with its registered office in Warsaw (the "COMPANY").

         (b) The pledge on Shares established hereunder shall not be effective until the first day of the first Collateral Period.

 2. Termination of pledge. The pledge granted by the Lien Grantor pursuant to this Supplement shall terminate in accordance with Section 17 of the Pledge Agreement.

 3. Security. The foregoing pledge is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the Shares or any transaction in connection therewith.

 4. Notification of Collateral. Not earlier than on the first day of the first Collateral Period following execution hereof the Collateral Agent may notify the Company of the pledge established hereunder. The Lien Grantor shall cause the Company to enter the notification of the pledge to its shareholders book. The provisions of Section 5 of the Pledge Agreement shall not apply, as inconsistent with the Polish law.

 5. Power of Attorney to vote the Shares. The Lien Grantor hereby grants to the Collateral Agent the power of attorney to vote all pledged Shares. If an Event of Default has occurred and is continuing, the Collateral Agent shall have the right to execute the power of attorney granted under this Clause 5. The Lien Grantor shall confirm this power of attorney in writing and execute any and all documents that the Collateral Agent may request as necessary for the Collateral Agent to use this power of attorney. The Lien Grantor shall pay the stamp duty due under the Polish law for the power of attorney granted thereunder. The provisions of Section 8 of the Pledge Agreement shall not apply, as inconsistent with the Polish law.

 6.      Undertakings.

         (a) The Lien Grantor undertakes, that if the Lien Grantor acquires any new shares in the Company (the "NEW SHARES"), it will promptly notify the Collateral Agent thereof, and immediately execute an additional supplementing pledge agreement, substantially in a form of this Supplement, providing for the pledge on the New Shares for the benefit of the Collateral Agent, acting in the name and on behalf of the Secured Parties; and

         (b) The Lien Grantor undertakes, that on demand of the Collateral Agent it will execute all necessary documents, take all other actions and pay all additional costs or the establishment of a registered pledge on the Shares and/or the New Shares for the benefit of the Collateral Agent, acting on behalf of the Secured Parties.

 7. Relation to the Pledge Agreement. This Supplement is intended by the parties to supplement, not to override the Pledge Agreement. In the event of any conflict between this Supplement and the Pledge Agreement, the provisions of the Pledge Agreement shall prevail, except to the extent that mandatory provision of applicable Polish laws would render such provision unenforceable, in which case the provisions of this Supplement and respective laws shall prevail.

 8. Resolution of disputes. Notwithstanding the provisions of Section 24 of the Pledge Agreement, the Collateral Agent may, in its sole discretion, commence a legal action against the Lien Grantor before any competent court of the Republic of Poland.

9. Governing Law. This Supplement shall be construed in accordance with and governed by the laws of the Republic of Poland.


IN WITNESS WHEREOF, the parties hereto have caused this Supplementing Pledge Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           NORTEL NETWORKS INTERNATIONAL
                                           FINANCE & HOLDING B.V.


                                           By: /s/
                                           Title:


                                           JPMORGAN CHASE BANK


                                           By:/s/ William E. Rottino
                                           Title:  Vice President


                [confirmation of signatures by the notary public]

                           PLEDGE AGREEMENT SUPPLEMENT

     PLEDGE AGREEMENT SUPPLEMENT dated as of April 4, 2002 between Nortel Networks U.K. Limited, (the "LIEN GRANTOR") and JPMORGAN CHASE BANK, as Collateral Agent.

     WHEREAS, Nortel Networks International Finance and Holding B.V., Nortel Communications Holdings (1997) Limited, Nortel Networks AB and JPMorgan Chase Bank, as Collateral Agent, are parties to a Foreign Pledge Agreement dated as of the first day of the Collateral Period (as heretofore amended and/or supplemented, the "PLEDGE AGREEMENT");

     WHEREAS, Nortel Networks U.K. Limited desires to become a party to the Pledge Agreement as a Lien Grantor thereunder; and

     WHEREAS, terms defined in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Pledge of Equity Interest. (a) The Lien Grantor, in order to secure its Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties, effective on the first day of any Collateral Period, a continuing security interest in all Equity Interests in the Subsidiary identified in Schedule I hereto held directly by the Lien Grantor and all of its rights and privileges with respect thereto, and all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "ADDITIONAL COLLATERAL"). The security interests granted by the Lien Grantor pursuant to this Section 1(a) shall terminate in accordance with Section 17 of the Pledge Agreement.

         (b) The foregoing Pledge is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the Additional Collateral or any transaction in connection therewith.

     2. Party to Pledge Agreement. Upon delivering this Pledge Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the Pledge Agreement and will thereafter have all the rights and obligations of a Lien

Grantor thereunder and be bound by all the provisions thereof as fully as if it were one of the original parties thereto; provided that the parties hereto agree that nothing in the Pledge Agreement shall require the Lien Grantor to transfer legal title to the Collateral Agent or any Secured Party at any time prior to an Event of Default.

     3. Representations and Warranties. Each of the representations and warranties set forth in the Pledge Agreement are true as applied to the Lien Grantor and the Additional Collateral on the date specified therein, other than the representations and warranties set forth in Section 3(e) and (f). For purposes of the foregoing sentence, references in said Sections to "Lien Grantor" shall be deemed to refer to the Lien Grantor, references to "Schedules" to the Pledge Agreement shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement, references to "Collateral" shall be deemed to refer to the Additional Collateral.

     4. Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    NORTEL NETWORKS U.K. LIMITED


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title:

                                    JPMORGAN CHASE BANK,
                                    as Collateral Agent


                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE I
               PLEDGED EQUITY INTERESTS IN MATERIAL SUBSIDIARIES
                            OWNED BY THE LIEN GRANTOR
                             (AS OF THE DATE HEREOF)

ISSUER                             JURISDICTION            OWNER OF                   PERCENTAGE     NUMBER OF
                                         OF             EQUITY INTEREST                  OWNED       SHARES OR
                                   ORGANIZATION                                                      UNITS
Nortel Networks N.V.               Belgium              Nortel Networks (U.K.)          0.01%          1
                                                        Limited


                                                                  CONFORMED COPY

                           PLEDGE AGREEMENT SUPPLEMENT

     PLEDGE AGREEMENT SUPPLEMENT dated as of April 4, 2002 between Nortel Networks Limited, (the "LIEN GRANTOR") and JPMORGAN CHASE BANK, as Collateral Agent.

     WHEREAS, Nortel Networks International Finance and Holding B.V., Nortel Communications Holdings (1997) Limited, Nortel Networks AB and JPMorgan Chase Bank, as Collateral Agent, are parties to a Foreign Pledge Agreement dated as of the first day of the Collateral Period (as heretofore amended and/or supplemented, the "PLEDGE AGREEMENT");

     WHEREAS, Nortel Networks Limited, desires to become a party to the Pledge Agreement as a Lien Grantor thereunder; and

     WHEREAS, terms defined in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Pledge of Equity Interest. (a) The Lien Grantor, in order to secure its Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties, effective on the first day of any Collateral Period, a continuing security interest in all its Equity Interests in the Subsidiary identified in Schedule I hereto held directly by the Lien Grantor and all of its rights and privileges with respect thereto, and all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "ADDITIONAL COLLATERAL"). The security interests granted by the Lien Grantor pursuant to this Section 1(a) shall terminate in accordance with Section 17 of the Pledge Agreement.

         (b) The foregoing Pledge is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the Additional Collateral or any transaction in connection therewith.

     2. Party to Pledge Agreement. Upon delivering this Pledge Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the

Pledge Agreement and will thereafter have all the rights and obligations of a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if it were one of the original parties thereto.

     3. Representations and Warranties. Each of the representations and warranties set forth in the Pledge Agreement are true as applied to the Lien Grantor and the Additional Collateral on the date specified therein. For purposes of the foregoing sentence, references in said Sections to "Lien Grantor" shall be deemed to refer to the Lien Grantor, references to "Schedules" to the Pledge Agreement shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement, references to "Collateral" shall be deemed to refer to the Additional Collateral.

     4. Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    NORTEL NETWORKS LIMITED


                                    By:/s/ K.B. Stevenson
                                       -----------------------------------------
                                       Title:
                                       Treasurer


                                    By:/s/ Deborah J. Noble
                                       -----------------------------------------
                                       Title:
                                       Corporate Secretary


                                    JPMORGAN CHASE BANK,
                                    as Collateral Agent


                                    By:/s/ William E. Rottino, CFA
                                       -----------------------------------------
                                       Title:
                                       Vice President

                                    SCHEDULE I
               PLEDGED EQUITY INTERESTS IN MATERIAL SUBSIDIARIES
                            OWNED BY THE LIEN GRANTOR
                             (AS OF THE DATE HEREOF)


ISSUER                              JURISDICTION           OWNER OF              PERCENTAGE        NUMBER OF
                                         OF             EQUITY INTEREST            OWNED           SHARES OR
                                    ORGANIZATION                                                     UNITS
Nortel Communications               Israel              Nortel Networks            0.01%             2
Holdings (1997) Limited                                 Limited




                                      S-1